Exhibit 99.8

Unaudited Financial and Other Statistical Information for the Three and Twelve-

Month Periods Ended February 29, 2008, and Guidance for Fiscal Year 2009

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($ in Thousands except per share amount)

	Three Months Ended February 29, 2008	Twelve Months Ended February 29, 2008
Net Sales	$76,616,603	$320,193,104
Cost of Sales	56,707,877	239,651,058
Selling, General and Administrative	8,445,262	36,261,642
Interest Expense	233,434	1,494,731
Net (Gain) Loss on Sale of Property, Plant and Equipment	83,639	32,311
Other (Income)	(305,125)	(1,079,431)

	65,165,087	276,360,311

Income Before Income Taxes and Accounting Changes	11,451,516	43,832,893
Income Tax Expense	4,123,796	16,145,304

Income before cumulative effect of changes in accounting principles	$7,327,720	$27,687,589
Cumulative effect of change in accounting principles (net of tax)	—	—
Net Income	$7,327,720	$27,687,589

Income Per Share:
Basic	$.60	$2.30

Diluted	$.60	$2.26

Exhibit 99.8

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousands)

Period Ended February 29, 2008
Assets:
Current assets:
Cash and cash equivalents	$2,226,941
Accounts receivable, net of allowance for doubtful accounts	38,901,577
Inventories	43,426,468
Costs and estimated earnings in excess of billings on uncompleted contracts	13,044,076
Deferred income taxes	4,391,398
Prepaid expenses and other	1,004,383

Total current assets	102,994,843
Net property, plant, and equipment	48,284,910
Goodwill	40,962,104
Other Assets	1,077,423

$193,319,280

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$16,035,932
Accrued liabilities	26,659,889
Long-term debt due within one year	-0-

Total current liabilities	42,695,821
Long-term debt due after one year	-0-
Deferred income taxes	4,466,834
Shareholders’ equity	146,156,625

$193,319,280

Exhibit 99.8

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

($ in Thousands)

Period Ended February 29, 2008
Net cash provide by operating activities	$38,926,190
Net cash used in investing activities	(9,706,403)
Net cash provided by (used in) financing activities	(28,695,938)

Net (decrease) increase in cash and cash equivalents	523,849
Cash and cash equivalents at beginning of period	1,703,092

Cash and cash equivalents at end of period	$2,226,941

Exhibit 99.8

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended February 29, 2008	Twelve Months Ended February 29, 2008
Net sales:
Electrical and Industrial Products	$41,703	$179,181
Galvanizing Services	34,914	141,012

	$76,617	$320,193

Segment operating income (a):
Electrical and Industrial Products	$6,840	$29,158
Galvanizing Services	8,909	35,087

	$15,749	$64,245

General corporate expenses (b)	4,065	18,890
Interest expense	234	1,495
Other (income) expense, net (c)	(1)	27

Income Before Taxes	$11,452	$43,833

Total assets:
Electrical and Industrial Products	$114,722	$114,722
Galvanizing Services	72,083	72,083
Corporate	6,514	6,514

	$193,319	$193,319

(a)	Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.
(b)	General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.
(c)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.8

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date February 29, 2008	Projected Year Ended February 28, 2009
Net Sales:
Electrical and Industrial Products	$179,181	$205,000 to $210,000
Galvanizing Services	$141,012	$160,000 to $170,000

Total Sales	$320,193	$365,000 to $380,000
Diluted earnings per share	$2.26	$2.28 to $2.42
Net Sales by Market Segment:
Power Generation	$41,625	$52,000
Transmission and Distribution	$89,654	$115,000
Industrial	$188,914	$205,000

Total Sales	$320,193	$372,000
Electrical and Industrial Products
Revenues by Industry:
Power Generation	20%	20%
Transmission and Distribution	42%	44%
Industrial	38%	36%
Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	21%	21%*
OEM’s	17%	17%*
Industrial	19%	19%*
Bridge and Highway	9%	9%*
Petro Chemical	34%	34%*
*Does not reflect AAA Galvanizing customer distribution
Operating Margins:
Electrical and Industrial Products	16.3%	15.5% to 16.5%
Galvanizing Services	24.9%	18.5% to 19.5%
Cash Provided By Operations	$38,926	$30,000
Capital Expenditures	$9,926	$12,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$8,199	$11,000
Total Bank Debt	$0	$100,000
Percent of Business By Segment:
Electrical and Industrial Products	56%	55%
Galvanizing Services	44%	45%

Exhibit 99.8

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Millions)

Three Months Ended February 29, 2008
Book to Ship Ratio:
11/30/07 Backlog	$147.1
Qtr. Ending 2/29/08 Bookings	64.4
Qtr. Ending 2/29/08 Shipments	76.6
2/29/08 Backlog	$134.9
Book to Ship Ratio	.84

Outstanding Accounts Receivable Days	49